UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2012

CARMAX, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-31420	54-1821055
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12800 Tuckahoe Creek Parkway Richmond, Virginia		23238
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (804) 747-0422

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CarMax, Inc. 2002 Stock Incentive Plan, as amended and restated

On June 25, 2012, at the CarMax, Inc. (the “Company”) 2012 Annual Meeting of Shareholders, the Company’s shareholders, upon the recommendation of the Company’s Board of Directors (the “Board”), approved the CarMax, Inc. 2002 Stock Incentive Plan, as amended and restated (the “Stock Incentive Plan”). The Stock Incentive Plan authorizes the Company to provide equity awards to its employees and non-employee directors. The approved amendments: (a) increase the number of shares of the Company’s common stock reserved for issuance under the Stock Incentive Plan by 11,000,000 shares; (b) provide the Compensation and Personnel Committee of the Company’s Board of Directors with the authority to designate incentive awards as “performance compensation awards” that satisfy the requirements of Section 162(m) of the Internal Revenue Code; (c) add a provision confirming that all incentive awards under the Stock Incentive Plan will be subject to laws (or Company policies adopted pursuant to such laws) that may require a clawback of incentive awards; and (d) extend the termination date of the Stock Incentive Plan from June 23, 2019 to June 25, 2022.

A copy of the Stock Incentive Plan, as amended and restated effective June 25, 2012, is attached hereto as Exhibit 10.1 and is incorporated by reference into this Item 5.02. The foregoing description of amendments to the Stock Incentive Plan is qualified in its entirety by reference to Exhibit 10.1.

CarMax, Inc. Annual Performance-Based Bonus Plan, as amended and restated

On June 25, 2012, at the Company’s 2012 Annual Meeting of Shareholders, the Company’s shareholders, upon the recommendation of the Board, approved the CarMax, Inc. Annual Performance-Based Bonus Plan, as amended and restated (the “Bonus Plan”). The Bonus Plan is a performance-based incentive bonus plan under which our executive officers are eligible to receive bonus payments when certain performance objectives are satisfied. Shareholder approval of the Bonus Plan preserved the Company’s federal income tax deduction under Section 162(m) of the Internal Revenue Code for awards made under the Bonus Plan. Additionally, shareholders approved amendments to the Bonus Plan that: (a) increased the maximum amount payable to a Bonus Plan participant in a plan year to $5,000,000; (b) clarified the authority of the Compensation and Personnel Committee of the Board to reduce an award made under the Bonus Plan regardless of the achievement of applicable performance goals; and (c) confirmed that all awards made under the Bonus Plan will be subject to laws (or Company policies adopted pursuant to such laws) that may require a clawback of such awards.

A copy of the Bonus Plan, as amended and restated effective June 25, 2012, is attached hereto as Exhibit 10.2 and is incorporated by reference into this Item 5.02. The foregoing description of amendments to the Bonus Plan is qualified in its entirety by reference to Exhibit 10.2.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 25, 2012, the Company held its 2012 Annual Meeting of Shareholders. The following actions were taken:

1. The shareholders re-elected Jeffrey E. Garten, Vivian M. Stephenson, Beth A. Stewart and William R. Tiefel to the Board, each for a three-year term expiring at the 2015 Annual Meeting of Shareholders, pursuant to the vote set forth below.

Director	Votes For	Votes Against	Votes Abstaining

Jeffrey E. Garten	190,324,905	131,123	149,989
Vivian M. Stephenson	190,192,490	290,571	122,957
Beth A. Stewart	190,345,684	137,507	122,827
William R. Tiefel	190,060,918	388,166	156,934

There were 15,031,599 broker non-votes for the vote on Mr. Garten and 15,031,598 broker non-votes for each of the votes on the remaining three director candidates.

2. The shareholders ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2013 pursuant to the vote set forth below.

Votes For	Votes Against	Votes Abstaining
204,577,794	993,791	66,030

3. The shareholders approved the non-binding advisory resolution related to the compensation of our named executive officers pursuant to the vote set forth below.

Votes For	Votes Against	Votes Abstaining
184,367,750	4,985,712	1,251,355

There were 15,032,799 broker non-votes related to this vote.

4. The shareholders approved the CarMax, Inc. 2002 Stock Incentive Plan, as amended and restated, pursuant to the vote set forth below.

Votes For	Votes Against	Votes Abstaining
173,833,676	16,120,266	652,074

There were 15,031,600 broker non-votes related to this vote.

5. The shareholders approved the CarMax, Inc. Annual Performance-Based Bonus Plan, as amended and restated, pursuant to the vote set forth below.

Votes For	Votes Against	Votes Abstaining
188,573,320	1,874,454	158,242

There were 15,031,600 broker non-votes related to this vote.

6. The shareholders approved the non-binding advisory resolution to declassify the Company’s Board of Directors pursuant to the vote set forth below.

Votes For	Votes Against	Votes Abstaining
166,379,833	23,874,414	351,770

There were 15,031,599 broker non-votes related to this vote.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	CarMax, Inc. 2002 Stock Incentive Plan, as amended and restated effective June 25, 2012

10.2	CarMax, Inc. Annual Performance-Based Bonus Plan, as amended and restated effective June 25, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMAX, INC.
(Registrant)

Dated: June 29, 2012	By:	/s/ Eric M. Margolin
Eric M. Margolin
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Exhibit

10.1	CarMax, Inc. 2002 Stock Incentive Plan, as amended and restated effective June 25, 2012

10.2	CarMax, Inc. Annual Performance-Based Bonus Plan, as amended and restated effective June 25, 2012